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                                                                   EXHIBIT 10.3

                             HPL TECHNOLOGIES, INC.

                           2001 EQUITY INCENTIVE PLAN

                               DATED MAY 22, 2001


1.   PURPOSES OF THE PLAN

         The purpose of this HPL Technologies, Inc. 2001 Equity Incentive Plan (the "PLAN") is to enhance the long-term shareholder value of HPL Technologies, Inc. by offering opportunities to qualified individuals (as provided in the Plan) to participate in the growth in value of the common stock of HPL Technologies, Inc.


2.   DEFINITIONS AND RULES OF INTERPRETATION


     2.1. DEFINITIONS.  The following defined terms are used in the Plan:


         (a) "ADMINISTRATOR" means the Board, the Committee, or, if authority has delegated to administer the Plan pursuant to Section 4.1, the Chief Executive Officer or the President of the Company.


         (b) "AFFILIATE" means a "parent" or "subsidiary" corporation as defined in Section 424 of the Code.

         (c) "APPLICABLE LAWS" means the requirements relating to the issuance of stock or the administration of stock option or stock award plans under U.S. federal and state laws, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan or to which an Awardee, the Company or an Affiliate is subject.


         (d) "APPROVED LEAVE" means an approved personal or medical leave of absence with an employment guarantee (by statute or contract) upon return.


         (e) "AWARD" means a Stock Award, SAR, Cash Award, or Option granted in accordance with the terms of the Plan.

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         (f)   "AWARD AGREEMENT" means the document evidencing the grant of an Award to a Participant.

         (g)   "AWARDEE" means the holder of an outstanding Award.


         (h)   "BOARD" means the board of directors of the Company.


         (i)   "CASH AWARD" means the right to receive cash as described in
               Section 8.3.

         (j)   "CASHLESS EXERCISE" has the meaning given in Section 6.6.


         (k) "CODE" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.


         (l) "COMMITTEE" means the compensation committee of the Board, or, if so determined by the Board, some other committee of Directors appointed in accordance with Section 4.


         (m)   "COMPANY" means HPL Technologies, Inc.


         (n) "CONSULTANT" means any person, entity, or employee of an entity, engaged to render services to the Company or an Affiliate.


         (o) "COVERED EXECUTIVE EMPLOYEES" means Participants who are "covered employees" under Section 162(m) of the Code.


         (p) "DIRECTOR" means a member of the Board of Directors of the Company or an Affiliate.

         (q) "EMPLOYEE" means a regular employee of the Company or any Affiliate, including an Officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate for the relevant period, but shall exclude individuals who are classified by the Company or an Affiliate as (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary, even if any such classification is changed

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               retroactively as a result of an audit, litigation or
               otherwise. An Awardee shall not cease to be an Employee in the case of transfers between locations of the Company or between the Company and an Affiliate, or any successor to the Company that assumes the Awards granted hereunder pursuant to
               Section 10.2. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to make the Director an Employee of the Company.

         (r) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (s) "EXPIRATION DATE" means the latest date on which an Award may be exercised under the Award Agreement and the Plan.


         (t) "FAIR MARKET VALUE" means the value of Shares as determined under Section 16.2.

         (u) "GRANT DATE" means the date the Administrator approves the grant of an Award under the Plan, except that, with respect to grants to become effective on a future date or the satisfaction of a condition, the Grant Date is the future date or the date the condition is satisfied.


         (v) "INCENTIVE STOCK OPTION" or "ISO" means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option. The designation of an Option as an ISO by the Administrator or in the Award Agreement is not a warranty or representation that it will be treated as an incentive stock option under Section 422 of the Code.


         (w) "NON EMPLOYEE DIRECTOR" means Non -Employee Director as defined in Rule 16b-3.

         (x) "NON-QUALIFIED STOCK OPTION" means an Option other than an Incentive Stock Option.


         (y) "OBJECTIVELY DETERMINABLE PERFORMANCE CONDITION" shall mean a performance condition (i) that is established at the time an Award is granted, (ii) that is established no later than the earlier of (x) 90 days after the beginning of the period of service to which it relates, or (y) before the elapse of 25% of the

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               period of service to which it relates, (iii) that is uncertain of achievement at the time it is established, and (iv) the achievement of which is determinable by a third party with knowledge of the relevant facts. Examples of measures that may be used in Objectively Determinable Performance Conditions include net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, objective customer satisfaction indicators and efficiency measures, each with respect to the Company and/or an individual business unit.

         (z) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.


         (aa) "OPTION" means a right to purchase Shares of the Company, as described in Sections 6 and 7.


         (bb) "OPTION PRICE" means the price payable under an Option for Shares.

         (cc)  "OPTIONEE" means a person to whom an Option has been granted.


         (dd) "PARTICIPANT" means an individual eligible to receive an Award under Section 5.

         (ee)  "PLAN" means this HPL Technologies, Inc. 2001 Equity Incentive
               Plan.

         (ff) "REVERSE VESTING" means the right of an Optionee to exercise an Option before it has vested, receiving in exchange Shares that are subject to a right of repurchase by the Company at the Option Price for the remainder of the vesting period.


         (gg) "RULE 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act, as amended from time to time.


         (hh) "SHARES" means shares of the common stock of the Company or other securities substituted for the common stock under Sections 3.3 or 10.2.

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         (ii)  "STOCK APPRECIATION RIGHT" OR "SAR" means a right to receive cash based on a change in the Fair Market Value of the common stock of the Company, as described in Section 8.1.


         (jj)  "STOCK AWARD" means a right to receive Shares, as described in
               Section 8.2

         (kk) "TERMINATION" means, with respect to an Awardee, that the Awardee has ceased to be, for any reason, employed by, or consulting to, the Company, or an Affiliate; provided, that for purposes of this definition, if so determined by the Administrator, "Termination" shall not include a change in status from an Employee to a Consultant.


         (ll) "VEST" means, with respect to an Option, that the Option has become exercisable by reason of an Awardee's continued employment or consultancy as provided in the Award Agreement (or, in the case of "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, by reason of the Awardee meeting one or more of the Objectively Determinable Performance Conditions), or by reason of restrictions on exercise having been removed automatically or by action of the Administrator. With respect to a Stock Award, Cash Award, or SAR, "VEST" means such Award shall have become exercisable by or payable to the Awardee, as provided in the Award Agreement or by reason of restrictions on exercise having been removed automatically or by action of the Administrator.


     2.2. RULES OF INTERPRETATION. References to "Sections," without more, are to sections of this Plan. Captions and titles are for convenience only and shall not be determinative in the interpretation of the Plan. Except when otherwise indicated by the context the singular includes the plural and vice versa. "Or" is not intended to be exclusive unless the context clearly requires otherwise.

3.   STOCK SUBJECT TO THE PLAN


     3.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 3.3, the maximum aggregate number of Shares that may be issued under the Plan is 12,750,000.

     3.2. SHARES MAY BE UNISSUED OR RE-ACQUIRED. The Shares may be authorized, but unissued, or reacquired securities of the Company. If an Option or Stock Award

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          expires or becomes unexercisable without having been
          exercised in full, the unpurchased Shares which were subject to the Award shall become available for future Awards under the Plan. Shares actually issued under the Plan shall not be available for future Awards even if repurchased by the Company. For purposes of computing the number of Shares available under the Plan, exercise of a Stock Appreciation Right shall be treated as an issuance of the number of Shares equivalent to the shares of common stock as to which the Award has been exercised.


     3.3. ADJUSTMENTS FOR CHANGES TO CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, spin-off or similar change to the capital structure of the Company, appropriate adjustments shall be made to (a) the number and class of securities subject to the Plan,
          (b) the number and class of securities that may be awarded to any individual under the Plan, and (c) the exercise price and number and class of securities under each outstanding Award. Any such adjustments shall be made by the Board in its absolute discretion, and the decision of the Board shall be final, binding and conclusive. Any shares of stock issuable as a result of any such adjustment shall be rounded to the next lower whole share; no fractional shares of stock shall be issued. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason of such issuance or the conversion of such securities shall be made with respect to, the number or price of Shares subject to an Award.


     3.4. TERM OF THE PLAN


         (a) The Plan shall be effective on the date it has been approved by the Board; provided that no Award may be exercised unless and until the Plan has been approved (i) at a duly held stockholders' meeting by the affirmative vote of the holders of a majority of the voting power of the shares of the Company entitled to vote and represented at the meeting in person or by proxy, or (ii) by an action by written consent of the holders of a majority of the voting power of the shares of the Company entitled to vote.


         (b) The Plan has no set termination date; however, it may be terminated as provided in Section 13, and no Incentive Stock Option may be granted after the time described in Section 7.

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4.   ADMINISTRATION


     4.1. GENERAL. The Board shall have ultimate responsibility for administering the Plan. The Board may delegate some of its responsibilities to a Committee of two or more Board members. The Board or the Committee may further delegate to an Administrator. Where the Plan specifies that an action is to be taken or a determination is to be made by the Board, it may be taken or made only by the Board. Where the Plan references the "Committee" or "Administrator," the action may be taken or a determination made by the Board, the Committee, or other Administrator, except that only the Board or the Committee may approve grants to Covered Executive Employees, and an Administrator other than the Board or the Committee may grant Awards only to non-executive level employees and within guidelines established by the Board or the Committee.


     4.2. PUBLIC COMPANY. So long as the Company has outstanding a class of equity securities registered under Section 12 of the Exchange Act, the Committee shall consist of Board members who are Non-Employee Directors, and, following the expiration of any transition period permitted by Section 162(m) of the Code, who are "outside directors" within the meaning of Section 162(m) of the Code.

     4.3. AUTHORITY OF ADMINISTRATOR. Subject to the other provisions of this Plan, the Administrator shall have the authority, in its sole discretion:

                  (a)      to grant Awards;

                  (b) to determine the Fair Market Value of the Common Stock subject to Awards;

                  (c)      to determine the exercise price of Options granted;

                  (d)      to determine the Awardees;

                  (e) to determine the time or times at which to grant an Award;

                  (f) to determine the number of shares subject to each Award;

                  (g) to determine the terms and provisions of each Award granted (which need not be identical), including but not limited to, the time or times at which Awards can

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                           be exercised, whether and under what conditions an
                           Award is assignable, and whether an Option is a Non-Qualified Stock Option or an ISO;


                  (h) to prescribe, amend, and rescind rules and regulations relating to this Plan, including rules and regulations relating to sub-plans and Plan addenda;

                  (i)      to interpret the Plan;

                  (j) to modify or amend any Award (with the consent of the Awardee);

                  (k) to defer (with the consent of the Awardee) or to accelerate the vesting of any Award or class of Awards;

                  (l) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Award;

                  (m) to determine the form of Award Agreement and other documents used in the administration of the Plan, and whether such documents may be in electronic form;

                  (n) to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (i) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements,
                           (ii) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice, including with respect to taxes;

                  (o) to authorize conversion or substitution under the Plan of any or all outstanding stock options held by optionees of an entity acquired by the Company (the "CONVERSION OPTIONS"). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Options may be Non-Qualified Stock Options or Incentive Stock Options, as determined by the Administrator. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Options shall have the same terms and conditions as Options generally granted by the Company under the

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                           Plan;

                  (p) to allow Awardees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Awardee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

                  (q) to determine the effect of a divestiture of an Affiliate;


                  (r) to correct any defect, supply any omission or reconcile any inconsistency in the Plan, and any agreement under the Plan; and

                  (s) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  All decisions, determination and interpretations of the Administrator shall be final and binding on all Participants, Awardees and any other holders of Awards.

5.   ELIGIBLE PERSONS AND RESTRICTIONS


     5.1. ELIGIBLE PERSONS. Awards may be granted to Employees, Directors and Consultants, including to prospective Employees, Directors and Consultants conditioned on the beginning of service for the Company or an Affiliate.

     5.2. SECTION 162(m) LIMITATIONS.

         (a) SARS AND OPTIONS. So long as the Company is a "publicly held corporation" within the meaning of Section 162(m) of the Code, no Employee or prospective Employee may be granted one or more Awards of SARs and Options within any fiscal year of the Company with respect to more than two hundred thousand (250,000) Shares (as adjusted pursuant to Section 3.3), and all such Awards must have an exercise price or reference value of not less than Fair Market Value as of the Grant Date. An Award that is cancelled by the Company, whether or not in the same fiscal year in which it was granted, shall continue to be counted against such limit for such year.

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         (b) CASH AWARDS AND STOCK AWARDS. Any Stock Award or Cash Award
intended as "qualified performance-based compensation" within the meaning of
Section 162(m) of the Code must be contingent on one or more Objectively Determinable Performance Conditions, and the material terms of the Award, including the maximum amount payable or the payment formula, must be approved by the stockholders of the Company before such Award is paid.


6.   TERMS AND CONDITIONS OF OPTIONS


     6.1. GENERAL. The Administrator may grant Options to Participants subject to terms and conditions not inconsistent with the Plan and determined by the Administrator. The specific terms and conditions applicable to the Awardee shall be provided for in the Award Agreement. Options shall vest, in whole or in part, at such times as the Administrator shall specify in the Award Agreement.


     6.2. PRICE. No Option may be granted for less than 85% of the Fair Market Value of the Shares on the Grant Date. No Option intended as "qualified performance-based compensation" within the meaning of
          Section 162(m) of the Code may be granted for less than 100% of the Fair Market Value of the Shares on the Grant Date.


     6.3. TERM. No Option shall be exercisable more than ten years after the Grant Date, or such lesser term as may be fixed by the Administrator in the Award Agreement.

     6.4. VESTING. Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the Award Agreement granting the Option, or (b) in accordance with a schedule related to the date of the grant of the Option, the date of first employment, or such other date as may be set by the Administrator and specified in the Award Agreement relating to such Option. If so provided in the Award Agreement, an Option may be exercisable immediately, subject to Reverse Vesting. The Administrator may require that all Shares subject to Reverse Vesting be held in escrow until such repurchase right lapses.


     6.5. RIGHT OF REPURCHASE. If an Option is subject to Reverse Vesting, the Company shall have the right, beginning at the Termination of the Optionee and continuing for the next three months, to repurchase that number of Shares that the Optionee would not have been able to purchase under the Option if the Option did not permit Reverse Vesting, based on the vesting schedule provided in the Award Agreement. Such right of repurchase shall be at the Option Price. The

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          consideration for such repurchase shall be cash or, if the Shares were originally purchased for purchase money indebtedness, cancellation of such purchase money indebtedness.


     6.6. FORM OF CONSIDERATION.

         The Administrator shall determine the acceptable form of consideration for exercising rights under an Award, including the method of payment. Acceptable forms of consideration include:

         (a)      cash;

         (b) check or wire transfer, denominated in U.S. Dollars except with the consent of the Administrator or as specified by the Administrator for foreign employees or foreign sub-plans;

         (c) delivery or designation of other vested Shares which (A) in the case of Shares originally acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of exercise, and
(B) have a Fair Market Value on the date of surrender equal to the aggregate Option Price of the Shares for which the previously-owned Shares are to be used as consideration;

         (d) provided that a public market exists for the Shares, through a "same day sale" commitment from the Awardee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Awardee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price of the Option and all other amounts due to the Company hereunder, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

         (e)      any combination of the foregoing methods of payment.

         6.7.     NON-EMPLOYEE DIRECTOR OPTIONS.

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         The provisions of this Section 6.7 shall apply only to grants of
Options to Non-Employee Directors. Except as set forth in this Section 6.7, the other provisions of the Plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Section.

         (a) GENERAL. Non-Employee Directors shall receive Non-Qualified Stock Options in accordance with this Section 6.7 and may not be granted Incentive Stock Options under this Plan. The exercise price for Options granted to Non-Employee Directors shall be the Fair Market Value on the date of grant.

         (b) GRANTS TO NON-EMPLOYEE DIRECTORS. Commencing at the 2002 Annual Meeting of Stockholders of the Company, each Non-Employee Director who is elected or appointed to the Board (including by a way of re-election or re-appointment) will, at the time such director is elected or appointed and duly qualified, and after Board approval of such grant, be granted automatically, without action by the Administrator, an option to purchase 7,500 Shares. Such option shall be fully exercisable at the time of grant.

         (c) DURATION. Subject to the immediately following sentence, each Option granted to a Non-Employee Director shall be for a term of 10 years. Upon the cessation of a Non-Employee Director's membership on the Board for any reason, Options granted to such Non-Employee Director shall expire upon the earlier of (i) three (3) years from the date of such cessation of Board membership or (ii) expiration of the term of the Option. The Administrator may not provide for an extended exercise period beyond the periods set forth in this
Section 6.7(c).


7.   INCENTIVE STOCK OPTIONS

         Notwithstanding any other provision of the Plan, the following provisions apply to Incentive Stock Options:

         (a) The term of an Incentive Stock Option shall be no more than ten years.

         (b) No Incentive Stock Option may be granted under the Plan more than ten years following the date the Plan was approved by the Board.

         (c) Regardless of any other provision of this Plan, for any Optionee Incentive Stock Options granted under all incentive stock option plans of the Company and its Affiliates may not vest for more than $100,000 in Fair Market Value of the shares of stock covered by the Options (measured on the Grant Dates(s)) in any calendar year. To the extent that value of such shares exceeds $100,000 in Fair Market Value, the excess shall be considered to be a Non-Qualified Stock Option, with the earliest-granted Options or portions thereof to be treated as Incentive Stock Options and the remainder to be

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treated as Non-Qualified Stock Options.

         (d) For an Incentive Stock Option to be exercised for any consideration other than one of the acceptable forms of consideration listed in Section 6.6(a), such right must be stated in the Award Agreement.

         (e) Any Incentive Stock Option granted to a Ten Percent Shareholder, as defined in Section 7(f), must have an Expiration Date within five years of the Grant Date.

         (f) The exercise price of an Incentive Stock Option shall never be less than the Fair Market Value of the shares covered by the Option at the Grant Date. The exercise price of an Incentive Stock Option granted to a Ten Percent Shareholder shall never be less than 110% of the Fair Market Value of the shares of stock covered by the option at the Grant Date. A "TEN PERCENT SHAREHOLDER" is any person who owns, directly or by attribution under Section 424(d) of the Code, an amount of stock greater than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate.

         (g)      Incentive Stock Options may be granted only to Employees.

         (h) No rights under an Incentive Stock Option may be transferred, other than by will or the laws of descent and distribution. During the life of the Optionee, an Incentive Stock Option may be exercised only by the Optionee.

         (i) Any Incentive Stock Option that is not exercised within three months following the Termination of the Optionee for any reason other than death or total and permanent disability, or within one year of the total and permanent disability of the Optionee, shall be treated as a Non-Qualified Stock Option; provided, however, that in the case of an Optionee who dies within three months following Termination this subsection shall not apply.

         (j) Any Incentive Stock Option that is not exercised within 90 days after the beginning of a leave of absence other than an Approved Leave shall be treated as a Non-Qualified Stock Option; provided, however, that in the case of an Optionee who dies within three months following the start of the leave of absence this subsection shall not apply.


8.   STOCK APPRECIATION RIGHTS, RESTRICTED STOCK, CASH AWARDS

     8.1. SARS.

         (a) GENERAL. The Administrator may grant SARs to Participants subject to

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terms and conditions not inconsistent with the Plan and determined by the
Administrator. The specific terms and conditions applicable to the Awardee shall be provided for in the Award Agreement. SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Award Agreement.

         (b) EXERCISE. Upon the exercise of a SAR, in whole or in part, an Awardee shall be entitled to a cash payment in an amount equal to the excess of the Fair Market Value of a fixed number of shares of common stock covered by the exercised portion of the SAR on the date of such exercise, over the Fair Market Value of the common stock covered by the exercised portion of the SAR on the Grant Date; provided, however, that the Administrator may place limits on the aggregate amount that may be paid upon the exercise of a SAR. The Company's obligation arising upon the exercise of a SAR will be paid in cash.

         (c) METHOD OF EXERCISE. A SAR shall be deemed to be exercised when notice of such exercise has been given to the Company in accordance with the terms of the SAR by the person entitled to exercise the SAR.


     8.2. STOCK AWARDS.

         (a) GENERAL. Stock Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The specific terms and conditions applicable to the Awardee shall be provided for in the Award Agreement. The Award Agreement shall state the number of Shares that the Awardee shall be entitled to receive or purchase, the terms and conditions on which the Shares shall vest, the price to be paid, if any, and, if applicable, the time within which the Awardee must accept such offer. The offer shall be accepted by execution of the Award Agreement. The Administrator may require that all Shares subject to a right of repurchase or risk of forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses. The grant or vesting of a Stock Award may be made contingent on achievement of Objectively Determinable Performance Conditions. The Administrator may require as a condition for exercise of a Stock Award, that the Awardee pay up to 50% of the Fair Market Value as of the Grant Date of the Shares underlying the Stock Award, using any form of consideration described in Section 6.6; provided the Awardee provides a payment in cash or other valid consideration approved by the Administrator equal to at least the aggregate par value of such Shares to the extent required by the Delaware General Corporation Law.

         (b) FORFEITURE. Unless otherwise provided for by the Administrator in the Award Agreement, unvested Shares shall be forfeited upon the Awardee's Termination, except as provided in Sections 9.4 and 10.2. To the extent that the Awardee purchased the Shares, the Company shall have a right to repurchase the unvested Shares at the original price paid by the Awardee, upon Awardee's Termination, except as provided in Sections 9.4 and 10.2.

     8.3. CASH AWARDS. Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Awardee, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award.

9.   EXERCISE OF AWARDS


     9.1. GENERAL

         (a) PROCEDURE FOR EXERCISE. Any Award granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as may be determined by the Administrator and set forth in the respective Award Agreement. Options subject to Reverse Vesting shall be exercisable only after expiration of six (6) months from the date of grant. Notwithstanding any other provision of this Plan, no Award may be exercised after the term of the Award has expired.

         (b) LEAVES OF ABSENCE. An Award shall continue to vest during a leave of absence. No Award may be exercised during more than 90 days after the beginning of a leave of absence, other than an Approved Leave, as described below; provided, however, that in the case of an Awardee who dies within three months following the start of the leave of absence, the Awardee's vested Awards may be exercised during the period provided in Section 9.4(b). Awards held by an Awardee who has taken an Approved Leave may be exercised within the first three months after the beginning of the leave of absence, upon the Awardee's return to active employment status, or if the Awardee dies within three months following the beginning of the leave of absence, the period specified in Section 9.4(b), in each case to the extent the Awards have vested.


     9.2. TIME OF EXERCISE. An Award shall be deemed exercised when the Company receives: (a) notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Award,
          (b) in the case of an Award requiring payment of an Option Price, full payment, or provision for payment in a form approved by the Administrator, for the Shares underlying the Award, and (c) in the case of a Non-Qualified Stock Option, or other Award requiring the payment of withholding taxes, payment of all applicable withholding taxes due upon such exercise. An Award may not be exercised for a fraction of a Share.

     9.3. ISSUANCE OF SHARES. Shares issued upon exercise of an Award shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to an Award, notwithstanding the exercise of the Award. The Company shall issue (or cause to be issued) such Shares promptly after the Award is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 3.3 of the Plan.


     9.4. TERMINATION.

         (a) GENERAL. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee or Consultant, other than as a result of circumstances described in Sections 9.4(b), (c) and (d) below, the Awardee's vested Awards shall be exercisable for thirty (30) days following the Awardee's Termination, or if earlier, the expiration of the terms of such Awards. If the Awardee does not exercise an Award within the time set forth above, the Award shall automatically terminate.

         (b) DEATH OR DISABILITY. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee dies or becomes totally and permanently disabled while an Employee or Consultant, the Awardee's vested Awards shall be exercisable for one year following the Awardee's death or disability, but not after the expiration of the term of such Award. The Award may be exercised by the beneficiary designated by the Awardee (as provided in Section 15), the executor or administrator of the Awardee's estate or, if none, by the person(s) entitled to exercise the Award under the Awardee's will or the laws of descent and distribution. If an Award is not so exercised within the time specified herein, the Award shall automatically terminate.

         (c) TERMINATION FOR "CAUSE". If an Awardee ceases to be an Employee or Consultant for "cause," all Awards held by the Awardee as of the time of Termination shall immediately terminate, and such Awards shall cease to be exercisable as of such time. "CAUSE" means dishonesty, fraud, misconduct, disclosure of confidential information, conviction of, or a plea of guilty or no contest to, a felony under the laws of the United States or any state thereof, habitual absence from work for reasons other than illness, intentional conduct which causes significant injury to the Company, or habitual abuse of alcohol or a controlled substance, in each case determined by the Administrator, whose determination will be conclusive and binding.

         (d) DIVESTITURE. If an Awardee ceases to be an Employee or Consultant because of a divestiture of an Affiliate, the Administrator may, in its sole discretion, make such Awardee's outstanding Awards fully vested and exercisable and provide that such Awards remain exercisable for a period of time to be determined by the Administrator. The determination of whether a divestiture will occur or has occurred shall be made by the Administrator in its sole discretion. If the Awardee does not exercise an Award by the expiration of such time period, the Award shall automatically terminate.


     9.5. BUYOUT PROVISIONS. At any time, the Administrator may, but shall not be required to, offer to buy out for a payment in cash or Shares an Award previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Awardee at the time that such offer is made.


10.  DISSOLUTION AND CORPORATE TRANSACTIONS


    10.1. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Awardee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Award to be fully vested and exercisable until ten days prior to such transaction. In addition, the Administrator may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.


    10.2. CORPORATE TRANSACTIONS.

         (a) ASSUMPTION OR REPLACEMENT OF AWARDS BY SUCCESSOR. In the event of
(a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Awardees), (c) a merger in which the Company is the surviving corporation but after which stockholders owning more than 50% of the voting stock of the Company (other than any stockholder which merges, or which owns or controls another corporation which merges, with the Company in such merger) cease to own their shares or other equity interests in the Company, or (d) the sale of all or substantially all of the assets of the Company (collectively, "Corporate Transaction"), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Awardees.
In the alternative, the successor corporation may substitute equivalent
Awards or provide substantially similar consideration to Awardees as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Awardees, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Awardee. Notwithstanding the foregoing, if (a) any Awardee whose options are (i) assumed, converted or replaced by the successor corporation
(if any), or (ii) substituted by the successor corporation with equivalent Awards or substantially similar consideration; and (b) such Awardee is terminated by the Company or a successor corporation (if any) without cause within twelve months of the effective date of the Corporate Transaction; then any Options held by the Awardee will immediately become fully vested and exercisable by the Awardee. In the event such successor corporation (if any) refuses to assume or substitute Options, as provided above, pursuant to a transaction described in this Section 10.2(a) then notwithstanding any other provision in this Plan to the contrary, such Award will accelerate at such time and on such conditions as the Board determines.

         (b) OTHER TREATMENT OF AWARDS. Subject to any greater rights granted to Awardees under the foregoing provisions of this Section 11.2, in the event of the occurrence of any transaction described in Section 11.2(a), any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

         (c) ASSUMPTION OF AWARDS BY THE COMPANY. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) granting an Award under the Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to
Section 424(a) of the Code).


11.  WITHHOLDING AND TAX REPORTING

     11.1. TAX WITHHOLDING.

         (a) WITHHOLDING GENERALLY. Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Awardee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under the Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

         (b) STOCK WITHHOLDING. The Company shall have the right, but not the obligation, to deduct from the Shares issuable upon the exercise of an Award, or to accept from the Awardee the tender of, a number of whole Shares having a Fair Market Value equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to such Award or the Shares acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company shall have the right to require the Awardee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations arising in connection with the Award or the Shares acquired upon the exercise thereof. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company shall have no obligation to deliver Shares or to release Shares from an escrow established pursuant to the Award Agreement until the Company's tax withholding obligations have been satisfied by the Awardee.


    11.2. TAX REPORTING. The Awardee of an Incentive Stock Option shall notify the Administrator within ten days of any disposition of the Shares acquired on the exercise of such Option for (a) the longer of two years from the Grant Date or one year from the exercise date of such Option, or (b) such different period as the Administrator may establish, and shall provide such information in connection with such disposition as the Administrator may request.


12.  COMPLIANCE WITH LAW; MODIFICATION OF PLAN MATERIALS


    12.1. COMPLIANCE WITH LAW. The grant of Awards and the issuance of Shares upon exercise of Awards shall be subject to compliance with Applicable Laws, including all applicable requirements of federal, state and foreign law with respect to the offering and sale of securities. Awards may not be exercised if the issuance of Shares upon exercise would constitute a violation of Applicable Laws. In addition, no Award may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Award be in effect with respect to the Shares issuable upon exercise of the Award or (b) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body the authority deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares. As a condition to the exercise of any Award, the Company may require the Awardee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.


    12.2. PLAN PROVISIONS FOR FOREIGN EMPLOYEES OR COMPANIES. Without derogation from the right of the Administrator to adopt additional special provisions or sub-plans for foreign Awardees or Affiliates, notwithstanding any other provision of this Plan, in the case of a Awardee who is a resident of Canada, no payment from the Awardee to the Company shall be made by delivery of Shares.


    12.3. RULE 16B-3 COMPLIANCE. Notwithstanding any other provisions of the Plan, Awards granted by the Administrator (other than the Board or the Committee) to an Officer or Director shall be subject to the following additional restrictions:

          (a) Awards granted to such Participant may not be disposed of by the Awardee prior to six months after the Grant Date; and

          (b) Any Shares acquired pursuant to Stock Awards or Options granted to such Participant may not be disposed of prior to six months after the Grant Date for such Awards.


    12.4. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Administrator may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the Securities and Exchange Commission or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.


13.  AMENDMENT OR TERMINATION OF PLAN


    13.1. AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.


    13.2. SHAREHOLDER APPROVAL. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.


    13.3. EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Awardee and the Administrator, which agreement must be in writing and signed by the Awardee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.


14.  RESERVED RIGHTS


    14.1. NONEXCLUSIVITY OF THE PLAN. The adoption of this Plan shall not limit the power of the Company in any way to adopt other incentive arrangements, including, without limitation, the granting of stock options or the granting of stock or rights with respect to stock other than under this Plan.


    14.2. UNFUNDED PLAN. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards of Shares under this Plan, any such accounts will be used merely as a bookkeeping convenience. Except for the holding of restricted stock in escrow pursuant to Section 8.2 or 6.5, the Company shall not be required to segregate any assets which may at any time be represented by Awards, and neither shall this Plan be construed as providing for such segregation, nor shall the Company or the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Awardee shall be based solely upon any contractual obligations that may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.


    14.3. NO RIGHTS AS A SHAREHOLDER. No Option or other Award shall entitle the holder to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the Shares that are the subject of such Award, free of all applicable restrictions.

    14.4. CONSULTING OR EMPLOYMENT RELATIONSHIP. This Plan or any Award granted by this Plan shall not interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any Awardee's employment or consulting at any time. This Plan does not confer upon any Recipient any right to continue in the employ of, or consult with, the Company or any of its Affiliates. In addition, this Plan does not interfere in any way with any provision in the Company's charter documents relating to the election, appointment, terms of office, and removal of members of the Board.


15.  BENEFICIARIES

         (a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee's rights pursuant to Awardee's Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan.

         (b) Any designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee's death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award.


16.  MISCELLANEOUS

    16.1. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.


    16.2. DETERMINATION OF VALUE. Fair Market Value shall be determined as follows:


         (a) LISTED STOCK. If the stock of the Company is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for the stock as quoted on the stock exchange or system for the date the value is to be determined (the "VALUE DATE") as reported in the Wall Street Journal or a similar publication. If no sales occurred on the Value Date, then the Company shall use the value for the last preceding business day on which sales occurred. If no sales occurred for one week before the Value Date, the Company shall use the closing bid on the Value Date as the Fair Market Value of the stock. If the stock is listed on multiple exchanges or systems, the stock's value on the largest exchange will be used.

         (b) STOCK QUOTED BY SECURITIES DEALER. If the stock of the Company is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If there are no quoted prices for the Value Date, then the Fair Market Value shall be its value on the last preceding business day on which there were quoted prices.


         (c) NO ESTABLISHED MARKET FOR STOCK. In the absence of an established market for the stock, the Administrator will determine the Fair Market Value in good faith. The Administrator will consider the following factors, without limitation, in determining the value of Shares: the recent issue price of other securities of the Company, the Company's net worth, its prospective earning power, its paying capacity regarding dividends, and any other relevant factors, including the management of the Company, its goodwill, the economic outlook of the Company's industry, the Company's position in the industry, and the values of stock of other corporations in the same industry.


    16.3. NOTICE. Any written notice to the Company required by any provisions of the Plan shall be addressed to the Secretary of the Company and shall be effective when received.


    16.4. RESERVATION OF SHARES. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.


    16.5. ELECTRONIC COMMUNICATIONS. Any Award Agreement, notice of exercise of an Option, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic to the extent determined by the Administrator.


    16.6. NONASSIGNABILITY OF AWARDS. Except as expressly permitted by the Administrator, no Award granted under this Plan shall be assignable or otherwise transferable by the Awardee except by will, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act) or by the laws of descent and distribution. During the life of the Awardee, except as expressly permitted by the Administrator, an Award shall be exercisable only by the Awardee. No Award may be assigned before it has vested.


    16.7. CERTIFICATES. All certificates for Shares delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Administrator may deem advisable under Applicable Laws.